Exhibit 99.1

Lucas Energy Announces $5.9 Million Equity Offering

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – April 16, 2012 – Lucas Energy, Inc. (NYSE Amex - LEI) an independent oil and gas company (the “Company” or “Lucas”), today announced that it has executed definitive agreements with certain institutional investors to raise $5.9 million in gross proceeds (approximately $5.5 million net, after deducting commissions and other expenses) from the sale of 2.95 million units in a registered direct offering at a price of $2 per unit.  Each unit consists of one share of the Company's common stock and 0.35 of a warrant to purchase one share of the Company's common stock.  Each warrant can be exercised to purchase one share of the Company's common stock at an exercise price of $2.30 per share and will become exercisable after six months from the closing date of the offering and for a period of five years thereafter.  A total of 2,950,000 shares and 1,032,500 warrants will be sold in connection with the offering. The Company plans to use the proceeds from the offering to pay down expenses related to drilling, lease operating, and workover activities and for general corporate purposes, including general and administrative expenses.

The closing of the offering is expected to occur on or about April 16, 2012, subject to customary closing conditions, at which time the Company will receive the cash proceeds and deliver the securities.

Roth Capital Partners, LLC served as the sole placement agent for the offering.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-179980), which was declared effective by the United States Securities and Exchange Commission ("SEC") on March 19, 2012. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at www.sec.gov, or by request at Roth Capital Partners, LLC, 888 San Clemente Drive, Newport Beach, CA 92660, or rothecm@roth.com.

For more information on this and other activities of the Company, visit the Lucas Energy web site at www.lucasenergy.com.

Company Website:	www.lucasenergy.com

Contacts:
Andrew Lai, CFO	Michael Brette J.D., Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K for the year ended March 31, 2011 and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.